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                                                                       EXHIBIT A
                                                                  Conformed Copy

                               POWER OF ATTORNEY


Oslo, Norway



                                                                   June 13, 2000



Torstein Moland and Ole Johan Haga, in their capacity as Members of the Board of Directors of Telenor East Invest AS, a legal entity duly organized and registered under the laws of Norway (the "Company"), hereby appoint:

      Mr. Henrik Torgersen, holding Passport No. G0285334-1

to represent the Company and authorize him:

      1. To take all actions contemplated by the resolution adopted by the Board of Directors of the Company on June 13, 2000, including to negotiate, agree and execute:

            (a) on behalf of the Company, (i) a Working Capital Bridge Facility between the Company and Open Joint Stock Company "Vimpel-Communications" ("VimpelCom"), (ii) a Primary Agreement (Financing Vehicles) between the Company and VimpelCom Finance B.V., (iii) a Letter Agreement between the Company, VimpelCom and certain shareholders of VimpelCom, (iv) a Contract of Pledge of Shares between the Fund for Non-Commercial Programs "Bee Line" and the Company, (v) a Guarantee Agreement between the Company and VimpelCom (items
                  (i) - (v) being referred to herein as the "Agreements"), (vi) one or more amendments to the Company's Schedule 13D filed with the United States Securities and Exchange Commission,
                  (vii) one or more applications to the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation (and any relevant territorial agency thereof) for approval of the transactions contemplated by the Agreements, and (viii) a letter appointing CT Corporation System as the Company's agent for service of process in connection with the Agreements;

            (b)   in each case, on behalf of the Company, to coordinate,
                  execute, and sign any and all letters, certificates, deeds or other documents and do other acts and things relating to, or in connection with, any of the Agreements as such representative may think fit in his sole discretion (as shall be evidenced by his signature for all purposes) and to negotiate, enter into, execute and deliver any and all further
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                  agreements, instruments, certificates and other documents, and to take all such other actions as he may deem necessary or advisable in order to implement, effectuate and comply with the terms, provisions and conditions of the Agreements and any and all transactions and agreements contemplated thereby;

      2. to sign any applications, certifications, letters or other documents to be provided under the Agreements;

      3. to give on behalf of the Company any notice, certificate, confirmation, or communication and do any acts and things as may be necessary in connection with any letter, document, deed or act referred to in paragraphs 1 and 2 above;

      4. to make any statement, sign, file, and receive any document, and do any other acts and things as may be necessary and/or appropriate for the execution and performance of any of the Agreements, including to request such governmental and other authorizations, registrations or administrative verifications as may be necessary, and file any documents with and obtain any authorizations, certificates, permissions by any of the governmental authorities of the Russian Federation, including, without limitation, the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation and its territorial agencies and the United States Securities and Exchange Commission;

      5. to represent the Company before the government and any governmental agencies, offices and organizations of the Russian Federation with respect to execution and performance of the Agreements and other documents related thereto; and

      6. to take any other action required or permitted to be taken by the Company under any Agreement, and to do all such acts and things as such representative may deem necessary or appropriate to carry out the objects set forth above.


     This Power of Attorney shall be valid for one (1) year from the date hereof.


TELENOR EAST INVEST AS

By /s/ Torstein Moland
   -------------------
   Torstein Moland
   Member of the Board


By /s/ Ole Johan Haga
   -------------------
   Ole Johan Haga
   Member of the Board